Exhibit 99.1

Information Relating to Part II, Item 14. -- Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the sale and distribution of 4,055,000 shares of common stock of Genco Shipping & Trading Limited (the “Company”) by the Company and Fleet Acquisition LLC, a Marshall Islands company and a stockholder of the Company (the “Selling Shareholder”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-140158), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 7, 2007, as supplemented by the Company's prospectus supplement dated September 26, 2007, other than underwriting discounts and commissions.  In addition, the Company and the Selling Shareholder have granted the underwriters an option to purchase a maximum of 405,500 additional shares of common stock to cover over-allotments, if any, exercisable at any time until 30 days after September 26, 2007.

All of the amounts shown except amounts previously paid are estimated.

Item	Amount

Securities and Exchange Commission Registration Fee	$53,500	(1)
NASD Fee	$50,500	(1)
Legal Fees and Expenses	$145,000	(2)
Printing Expenses	$50,000
Accounting Fees and Expenses	$99,500	(2)
Miscellaneous	$1,500
Total	$400,000

(1)	Previously paid.
(2)	Includes $25,000 in Legal Fees and Expenses and $24,500 in Accounting Fees and Expenses previously paid.